Exhibit 99.2

Verrica Announces Pricing of Public Offering of Common Stock

WEST CHESTER, Pa., June 29, 2022 (GLOBE NEWSWIRE) — Verrica Pharmaceuticals Inc. (Verrica) (NASDAQ: VRCA), a dermatology therapeutics company developing medications for skin diseases requiring medical interventions, today announced the pricing of its underwritten public offering of 12,000,000 shares of its common stock at a price to the public of $2.10 per share. In addition, Verrica has granted to the underwriter a 30-day option to purchase up to 1,800,000 additional shares of common stock at the public offering price, less the underwriting discount. The gross proceeds from the offering to Verrica are expected to be approximately $25.2 million, before deducting underwriting discounts and commissions and offering expenses, but excluding any exercise of the underwriter’s option. The offering is expected to close on or about July 5, 2022, subject to customary closing conditions.

RBC Capital Markets is acting as sole book-runner for the offering.

A shelf registration statement relating to this offering was filed with the Securities and Exchange Commission (SEC) on March 13, 2020 and declared effective by the SEC on March 25, 2020. The offering is being made only by means of a written prospectus and prospectus supplement that form a part of the registration statement. A preliminary prospectus supplement and accompanying prospectus relating to the offering has been filed with the SEC and is available on the SEC’s website at www.sec.gov. A final prospectus supplement and accompanying prospectus will be filed with the SEC. When available, copies of the final prospectus supplement and the accompanying prospectus may also be obtained by contacting RBC Capital Markets, Attention: Equity Capital Markets, 200 Vesey Street, 8th Floor, New York, NY 10281, or by telephone at (877) 822-4089 or by email at equityprospectus@rbccm.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities being offered, nor shall there be any sale of the securities being offered in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Verrica Pharmaceuticals Inc.

Verrica is a dermatology therapeutics company developing medications for skin diseases requiring medical interventions. Verrica’s late-stage product candidate, VP-102, is in development to treat molluscum, common warts and external genital warts, three of the largest unmet needs in medical dermatology. Verrica is also developing VP-103, its second cantharidin-based product candidate, for the treatment of plantar warts. The Company has also entered a worldwide license agreement with Lytix Biopharma AS to develop and commercialize LTX-315 for dermatologic oncology conditions.

Forward-Looking Statements

Any statements in this press release about future expectations, plans and prospects for Verrica Pharmaceuticals Inc., including statements about Verrica’s public offering related to expected gross proceeds and anticipated closing date, and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties related to market conditions and the completion of the public offering on the anticipated terms or at all and such other factors as are set forth in the risk factors detailed in Verrica’s Annual Report on Form 10-K for the year ended December 31, 2021 and other filings Verrica makes with the SEC from time to time. In addition, the forward-looking statements included in this press release represent Verrica’s views as of the date hereof. Verrica anticipates that subsequent events and developments will cause Verrica’s views to change. However, while Verrica may elect to update these forward-looking statements at some point in the future, Verrica specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Verrica’s views as of any date subsequent to the date hereof.

FOR MORE INFORMATION, PLEASE CONTACT:

Investors:

Terry Kohler

Chief Financial Officer

484.453.3296

info@verrica.com

William Windham

Solebury Trout

646.378.2946

wwindham@troutgroup.com

Media:

Zara Lockshin

Solebury Trout

646.378.2960

zlockshin@troutgroup.com